Exhibit 99.1

Ryerson to Host Earnings Call on Thursday, November 4th to Discuss Third Quarter 2021 Results

(Chicago – October 21, 2021) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss third quarter 2021 financial results for the period ended September 30, 2021, on Thursday, November 4th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Wednesday, November 3rd.

Ryerson Holding Corporation’s Third Quarter 2021 Earnings Call Details:

DATE:     Thursday, November 4, 2021

TIME:     10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN:                800-430-8332 (U.S. & Canada) / 929-477-0577 (International)

CONFERENCE ID:    2510822

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Media and Investor contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com